Exhibit 99.1

Mountains West Completes Acquisition of Secured Digital Storage

CHICAGO, Nov. 8 /PRNewswire-FirstCall/ -- Mountains West Exploration, Inc. (OTC Bulletin Board: MWXI - News; Company), today announced that on November 7, 2007, it completed its previously announced acquisition of Secured Digital Storage LLC (SDS) in an all stock transaction. SDS will provide remote high capacity online backup data storage for mission critical data to various businesses, healthcare facilities and government agencies. SDS’s business model focuses its storage space to smaller, more secure data centers that are dedicated to storage, where the storage volume and connectivity is matched to each customer’s specific requirements. The business model further contemplates utilizing its patent-pending Bunker Power(TM) configuration which is ideally suited for use in decommissioned military ammunition bunkers and also complies with “Green” environmental policies and Department of Energy’s “Surety Zone” standards.

Additionally, the Company is announcing that it will begin using Secured Digital Storage as the name it is doing business under, while it fulfills the requirements to officially change the name of the Company.

“We are extremely pleased to have completed this acquisition,” stated Doug Stukel, Mountains West Co-CEO. “We now have in place the building blocks to launch the Company’s data-storage managed services model. The demand for our managed services model is substantial and I am excited about the Company’s potential growth.”

Lee Wiskowski, Mountains West Co-CEO added, “SDS’s datacenter design is a paradigm shift in the manner in which datacenters are being designed and constructed today. With SDS, we expect to reset the standards for security, survivability, and efficient use of power and cooling technologies. Both Doug and I are extremely excited that Bill Lynes will be joining our leadership team. His vision and leadership are invaluable in the development of our business strategy and we look forward to a rewarding partnership with Bill.”

Bill Lynes, SDS’s Chairman and CEO, stated “while the merger negotiations were being completed, the joint management team continued to develop our business plan, focusing on bunker acquisition, datacenter construction, sales and marketing development, building its command and control center facility, and hiring additional members to staff operations. We are looking to grow at an aggressive pace and sustaining the momentum is foremost on all our minds. We fully expect to raise the bar for remote data-storage managed services.”

About Mountains West Exploration, Inc.

Mountains West Exploration, Inc. is a New Mexico incorporated holding company which is publicly listed and traded on the Over the Counter Bulletin Board Exchange (OTC.BB) listed under the symbol MWXI.OB.

Forward-Looking Statements

Certain information discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements.

Forward-looking statements are inherently subject to unpredictable and unanticipated risks, trends and uncertainties such as the company’s inability to accurately forecast its operating results; the company’s potential inability to achieve profitability or generate positive cash flow; the availability of financing; and other risks associated with the company’s business. For further information on factors which could impact the company and the statements contained herein, reference should be made to the company’s filings with the Securities and Exchange Commission, including annual reports on Form 10-KSB, quarterly reports on Form 10-QSB and current reports on Form 8-K. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.